Exhibit 99.1(a)




                            FIDELITY FEDERAL BANCORP
                               EVANSVILLE, INDIANA

                          SHAREHOLDER RIGHTS AGREEMENT

     Fidelity Federal Bancorp is conducting a rights offering in which it will offer subscription rights to purchase $1,500,000 principal amount of its 9.00% unsecured junior subordinated notes due 2008 and warrants representing the right to purchase 500,000 shares of its common stock. The terms of the rights offering entitle the holders of our common stock as of the close of business on the record date of __________________, 2001 to receive one (1) basic subscription right, rounded down to the nearest whole number, for every _____ shares of our common stock held. Each subscription right you have entitles you to purchase $1,000 principal amount of notes. This is your basic subscription right.

     For each $1,000 principal amount of notes purchased, you will receive warrant subscription rights to purchase 333 1/3 warrants at the price of $0.50 per warrant. Each warrant represents the right of the holder to purchase one (1) share of common stock of Fidelity Federal at $3.00 per share, less the purchase price of the warrant of $0.50. This is your warrant subscription right.

                            Basic Subscription Right
                            ------------------------

     As a holder of our common stock as of the close of business on the record date of __________________, 2001 you will receive one (1) basic subscription right, rounded down to the nearest whole number, for every _____ shares of our common stock held. Each basic subscription right you have entitles you to purchase $1,000 principal amount of notes. To the extent that you do not have a sufficient amount of shares to otherwise receive a basic subscription right, you will still receive one basic subscription right for the purchase of a note in the minimum $1,000 principal issuance amount.

     If any notes are not purchased by the exercise of the basic subscription right, you may be able to purchase additional notes by the exercise of your basic over-subscription privilege subject to availability and proration. Your basic over-subscription privilege entitles you to

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over-subscribe for additional notes, if you exercised your basic subscription right in full. This limitation is described in our prospectus delivered to you dated ____________, 2001 in the section entitled "The Rights Offering" under the subsections "What is the Basic Over-Subscription Privilege?" and "How Do I Exercise My Over-Subscription Privilege?".

     We will only permit you to exercise your basic over-subscription privilege if:

     o you specify below your intent to exercise your basic over-subscription privilege, subject to the terms and conditions of the rights offering, and

     o the aggregate payment delivered or transmitted by you exceeds the aggregate price you must pay to purchase all notes you are entitled to purchase upon the exercise of your basic subscription right.

     Set forth below is the number of shares which you own of record as of _____________, 2001. For every ___ share you own on _____________, 2001, you receive one (1) basic subscription right. To determine your basic subscription right, divide the number of shares set forth below by ____ and round down to the nearest whole number. For example, if you own 100 shares of record, your basic subscription privilege would be ___, calculated by dividing 100 by ____, which equals _____, and rounding _____ down to the nearest whole number, or ___.

                           Warrant Subscription Right
                           --------------------------

     For each $1,000 principal amount of notes purchased in this rights offering you will receive warrant subscription rights to purchase 333 1/3 warrants at the price of $0.50 per warrant. Each warrant subscription right represents the right of the holder to purchase one warrant at $0.50 per warrant. Each warrant represents the right of the holder to purchase one (1) share of common stock of Fidelity Federal at $3.00 per share, less the purchase price of the warrant.

     If any warrants are not purchased by the exercise of the warrant subscription right, you may be able to purchase additional warrants by the exercise of your warrant over-subscription right privilege subject to availability and proration. Your warrant over-subscription privilege entitles you to over-subscribe for additional warrants only if you exercise your warrant subscription right in full. This limitation is described in our prospectus delivered to you dated ____________, 2001 in the section entitled "The Rights Offering" under the subsections "What is the Warrant Subscription Right?" and "What is the Warrant Over-Subscription Privilege?" You do not have to exercise your basic subscription right in full in order to exercise your warrant over-subscription right.

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We will only permit you to exercise your warrant over-subscription privilege if:

     o you specify below your intent to exercise your warrant over-subscription privilege, subject to the terms and conditions of the rights offering, and

     o the aggregate payment delivered or transmitted by you exceeds the aggregate price you must pay to purchase all warrants you are entitled to purchase upon the exercise of your warrant subscription privilege.

     The number of warrant subscription rights evidenced by this shareholder rights agreement and which you are entitled to exercise pursuant to your warrant subscription privilege is determined by the number of $1000 principal amount of notes purchased. For example, if you purchase one hundred $1,000 principal amount notes, you would receive the right to purchase 133,333 warrants. This is determined by multiplying the number of $1,000 principal amount notes purchased, or 100, by 3331/3, and rounding down to the nearest whole number of 33,333.


                                  Miscellaneous
                                  -------------

     For a more complete description of the terms and conditions of the rights offering, please refer to the prospectus, which is incorporated herein by reference. Copies of the prospectus are available upon request from Fidelity Federal Bancorp, 18 NW Fourth Street, P.O. Box 1347, Evansville, Indiana 47706-1347, Attention Marc Isaac, Vice President, Telephone: (812) 424-0921.

     We must receive this shareholders rights agreement with payment in full by 5:00 p.m., Central time, on the expiration date of the rights offering, which is ______________, 2001.

     Any subscription rights not exercised prior to ____________, 2001 will expire and no longer be exercisable. Any exercise of a subscription right for notes in the rights offering is irrevocable. We will issue the notes and warrants purchased in the rights offering as soon as practicable following the expiration date.

     We encourage you to review the prospectus and instructions before exercising your subscription rights. The subscription rights are not assignable or transferable.



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                Rights Holder Representations And Acknowledgments
                -------------------------------------------------

     As an inducement to Fidelity to accept this shareholder rights agreement, the undersigned hereby acknowledges, understands and agrees as follows:

     (a) The undersigned was a shareholder of record or the beneficial owner of shares of Fidelity on _____________, 2001.

     (b) The shareholder rights agreement and the exercise of rights evidenced by the shareholder rights agreement may be rejected, in whole or in part, at the sole discretion of Fidelity. In the event that this shareholder rights agreement, and the exercise of rights evidenced by the shareholder rights agreement, is rejected by Fidelity for whatever reason, all funds that the undersigned has paid pursuant to this shareholder rights agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

     (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by Fidelity when issuing notes and warrants upon the exercise of the basic subscription right and basic over-subscription privilege and the warrant subscription right and the warrant over-subscription privilege, as the case may be, of the undersigned.

     (d) This shareholder rights agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this shareholder rights agreement.

     (e) This shareholder rights agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles.

     (f) All information contained in this shareholder rights agreement with respect to the undersigned shall be true, accurate and complete on the date of this agreement and on the date that this agreement is accepted by Fidelity. The undersigned shall indemnify and hold harmless Fidelity and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision by the undersigned contained in this shareholder rights agreement.



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

                               Exercise of Rights
                               ------------------

     The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for $1,000 principal amount notes or warrants of Fidelity as indicated below, on the terms and subject to the conditions specified in the prospectus of Fidelity dated _______________, 2001, receipt of which is hereby acknowledged.

(a) Basic Subscription Rights. Number of $1,000 principal amount notes subscribed for pursuant to the basic subscription privilege. Remember, you need one (1) subscription right to subscribe for one note:

     ____________ x $1,000  =  $_______________ payment.

(b) Basic Over-Subscription Privilege. Number of $1,000 principal amount notes subscribed for pursuant to the over-subscription privilege:

     ____________ x $1,000  =  $_______________ payment.

By exercising the over-subscription privilege, the undersigned represents and certifies that the undersigned has fully exercised its basic subscription privilege.

(c) Warrant Subscription Right. Number of warrants subscribed for pursuant to the warrant subscription privilege. Remember, you may subscribe for 333 1/3 warrants for each $1,000 principal amount notes subscribed for. Further, you may only subscribe for warrants if you have subscribed for at least $1,000 principal amount of notes.

     ____________ x $0.50  =  $_______________ payment.

(d) Warrant Over-Subscription Privilege. Number of warrants subscribed for pursuant to the warrant over-subscription privilege.

     ____________ x $0.50  =  $_______________ payment.

By exercising the over-subscription privilege, the undersigned represents and certifies that the undersigned has fully exercised its warrant subscription privilege.

(e) Total Subscription: This is equal to the sum of the payments calculated on lines (a), (b), (c) and (d).

     The total subscription is $_______________ payment.

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     If you do not specify the number of subscription rights and over-subscription privileges being exercised, or if your payment is not sufficient to pay the total purchase price for all of the notes and warrants that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of subscription rights and over-subscription privileges that could be exercised for the amount of the payment that we receive from you. If your payment exceeds the total purchase price for all of the subscription rights shown on this shareholder rights agreement, your payment will be applied, until depleted, to subscribe for notes and warrants in the following order:

     (1) to subscribe for the principal amount of notes and the number of warrants, if any, that you indicated on the shareholder rights agreement that you wished to purchase through your basic subscription right and warrant subscription right, until your basic subscription right and warrant subscription right have been fully exercised;

     (2) to subscribe for additional principal amount of notes pursuant to the basic over-subscription privilege, subject to any applicable limitation; and

     (3) to subscribe for additional warrants pursuant to the warrant over-subscription privilege, subject to limitation.

Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.




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           Method of Payment (Check And Complete Appropriate Box(es)):
           ----------------------------------------------------------

[ ]  Check, bank draft, or money order payable to "Fidelity Federal Bancorp";
     or

[ ]  Wire transfer of immediately available funds directed to:

                  Wire to:          Federal Home Loan Bank of Indianapolis
                  ABA#:             074 001 019
                  Further Credit:   United Fidelity Bank, fsb
                  Account #:        8166-9994
                  Further Credit:   Fidelity Federal Bancorp - Rights Offering
                  Account #:        0-01-45004609

     IN WITNESS WHEREOF, the undersigned (has/have) executed this Shareholder Rights

Agreement this _______ day of _________________________, 2001.



Rights holder's Signature(s) ____________________________

Rights holder's Signature(s) ____________________________ (If held jointly)

Telephone No. (_____) _____-__________





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                              Delivery Instructions
                              ---------------------

Address for mailing of notes and warrants in accordance with the prospectus if other than shown on the first page hereof:

Name:
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Address:
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Rights holder's Signature(s):
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Rights holder's Signature(s):                                           (If held
jointly)                      -----------------------------------------

Signatures Guaranteed by:
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Note: If the addressee above is not a commercial bank, broker, dealer, credit union, national securities exchange or savings association or the shareholder named on this shareholder rights agreement, then the shareholder completing this shareholder rights agreement must have a commercial bank, broker, dealer, credit union, national securities exchange or savings association guarantee such rights holder's signature.